UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2010

NEW GENERATION BIOFUELS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	1-34022	26-0067474
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5850 Waterloo Road, Suite 140
Columbia, Maryland 21045
(Address of principal executive offices)(Zip Code)

(410) 480-8084
 (Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

           On June 10, 2010, New Generation Biofuels Holdings, Inc., a Florida corporation (the “Company”), priced a registered direct offering (the “Offering”) by entering into a securities purchase agreement (the “Securities Purchase Agreement”) with one institutional investor relating to the issuance and sale by the Company of 1,111,112 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase 555,556 shares of common stock (“Warrants”).  The Shares and Warrants were sold such that for each Share purchased, the investor received a Warrant to purchase 0.50 shares of Common Stock at an exercise price of $0.60 per share.  Each Share was purchased at a price of $0.45. The Warrants have a five year term from the date of issuance, will not be exercisable prior to six months after issuance and will include provisions providing for cashless exercise and for adjustments to the number of shares exercisable thereunder upon stock dividends, stock splits and similar events. The closing price of the Company’s common stock on the NASDAQ Capital Market on the pricing date, June 10, 2010, was $0.60 per share.  The Offering closed on June 14, 2010.

The gross proceeds from the Offering were $500,000, and the net proceeds, after deducting the placement agent’s fee and the estimated offering expenses payable by the Company, are expected to be approximately $437,000. The Company will use proceeds from the Offering to fund operations and for working capital and general corporate purposes.  Based on current estimates, the Company anticipates that its existing financial resources, including the net proceeds from this Offering, will be adequate to continue to conduct its business through at least July 2010. The Company expects to need to raise additional capital in the near future to continue its business, but as part of this transaction agreed not to conduct another equity offering for 30 days without approval of the investor.

The Company also entered into a placement agent agreement, dated June 10, 2010 (the “Placement Agent Agreement”), with Rodman & Renshaw, LLP (the “Placement Agent”) pursuant to which the Placement Agent agreed to act as exclusive placement agent on a reasonable best efforts basis for the Offering.  The Placement Agent will receive a fee equal to 7% of the gross proceeds of the Offering and a warrant to purchase shares of Common Stock equal to 5% of the number of shares of Common Stock sold by the Company in the Offering on a fully diluted basis at an exercise price of $0.75 per share (the “PA Warrant”). Other than the exercise price, the PA Warrant has the same terms and conditions as the Warrants issued to the purchasers.

A copy of the form of Placement Agent Agreement is attached hereto as Exhibit 1.1 to this report and is incorporated herein by reference. The description of the Placement Agent Agreement is a summary only and is qualified in its entirety by reference to Exhibit 1.1.  A copy of the form of Warrant are attached hereto as Exhibit 4.1 to this report, and is incorporated herein by reference. The description of the Warrant and PA Warrant is a summary only and is qualified in its entirety by reference to Exhibit 4.1. A copy of the Securities Purchase Agreement is attached hereto as Exhibit 10.1 to this report and is incorporated herein by reference.  The description of the Securities Purchase Agreement is a summary only and is qualified in its entirety by reference to Exhibit 10.1.

The legal opinion of Hogan Lovells US LLP relating to the Shares, the Warrants, the PA Warrant and the Common Stock issuable upon exercise of the Warrants is attached as Exhibit 5.1 to this report.

On June 11, 2010, the Company issued a press release with respect to the pricing of its offer and sale of the Shares and Warrants. A copy of the press release has been furnished as Exhibit 99.1 to this report.

The Company offered and is selling the above referenced securities pursuant to a shelf registration statement on Form S-3 (Registration No. 333-156449) declared effective by the Securities and Exchange Commission on January 27, 2009 (together with the prospectus included therein, the “Shelf Registration Statement”).  This Current Report on Form 8-K is being filed in part for the purpose of incorporating the Exhibits 1.1, 4.1, 10.1 and 99.1 of this report by reference into the Shelf Registration Statement for purposes of this Offering.  The benefits of the representations and warranties set forth in such documents are intended only for investors in the offering, and do not constitute continuing representations and warranties of the Company to any future or other investors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

1.1	Placement Agent Agreement, dated as of June 10, 2010, by and among the Company and Rodman & Renshaw, LLP.

4.1	Form of Warrant.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press release, dated June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW GENERATION BIOFUELS HOLDINGS, INC.

Date: June 14, 2010	By:	/s/ Cary J. Claiborne
Cary J. Claiborne
President and Chief Executive Officer

EXHIBIT INDEX

1.1	Placement Agent Agreement, dated as of June 10, 2010, by and among the Company and Rodman & Renshaw, LLP.

4.1	Form of Warrant.

5.1	Opinion of Hogan Lovells US LLP.

10.1	Form of Securities Purchase Agreement.

23.1	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).

99.1	Press release, dated June 11, 2010